Precidian ETFs Trust 485BPOS

Exhibit 99(h)(4)

EXECUTION

FIRST AMENDMENT

TO

FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

This First Amendment dated December 17, 2024 (“Effective Date”), is by and between Precidian ETFs Trust (the “Trust”), THE BANK OF NEW YORK MELLON (“BNY”), and, solely for purposes of payment pursuant to Sections 6(d), 7, 11 and 15(c) of the Agreement (defined below), Commonwealth Fund Services (“CFS”).

BACKGROUND:

A.	The Trust and BNY are parties to a Fund Administration and Accounting Agreement dated as of August 22, 2024, as amended to date, (the “Agreement”) relating to BNY’s provision of services to the Trust and its series (each a “Series”).

B.	The parties desire to amend the Agreement as set forth herein.

C.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as set forth above and as follows that:

1.	Modifications to Agreement: The Agreement is amended as follows:

a.	Exhibit A to the Agreement is hereby deleted and replaced in its entirety with Exhibit A attached hereto.

2.	Miscellaneous.

(a)	As amended and supplemented hereby, the Agreement shall remain in full force and effect.

(b)	The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

EXECUTION

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

PRECIDIAN ETFS TRUST
On behalf of each Series identified on Exhibit A attached to the Agreement

By:
Name:
Title:

THE BANK OF NEW YORK MELLON

By:
Name:
Title:

Solely for purposes of payment pursuant to Sections 6(d), 7, 11 and 15(c),
COMMONWEALTH FUND SERVICES

By:
Name:
Title:

EXECUTION

EXHIBIT A

Series

Funds
Anheuser-Busch InBev SA/NV ADRhedged™
AstraZeneca PLC ADRhedged™
Banco Santander S.A. ADRhedged™
BP p.l.c. ADRhedged™
British American Tobacco p.l.c. ADRhedged™
Diageo plc ADRhedged™
GSK plc ADRhedged™
HSBC Holdings plc ADRhedged™
Mitsubishi UFJ Financial Group, Inc. ADRhedged™
Novartis AG ADRhedged™
Novo Nordisk A/S (B Shares) ADRhedged™
Shell plc ADRhedged™
Sanofi ADRhedged™
SAP SE ADRhedged™
TotalEnergies SE ADRhedged™
Toyota Motor Corporation ADRhedged™
Vodafone Group Plc ADRhedged™
Airbus SE ADRhedged™
Bayer AG ADRhedged™
Bayerische Motoren Werke AG ADRhedged™
Deutsche Telekom AG ADRhedged™
Heineken NV ADRhedged™
Hermes International SA ADRhedged™
Hitachi Ltd. ADRhedged™
L’Oreal SA ADRhedged™
LVMH Moet Hennessy Louis Vuitton SE ADRhedged™
Nestle SA ADRhedged™
Roche Holding AG ADRhedged™
Siemens AG ADRhedged™
Softbank Group Corp. ADRhedged™
argenx SE ADRhedged™
Arm Holdings PLC ADRhedged™
ASE Technologies Holding co. Ltd. ADRhedged™
ASML Holding NV ADRhedged™
Barclays PLC ADRhedged™
Haleon plc ADRhedged™
Honda Motor Co. LTd. ADRhedged™
ING Groep NV ADRhedged™
Lloyds Banking Group plc ADRhedged™
Mizuho Financial Group Inc. ADRhedged™
National Grid plc ADRhedged™
Rio Tinto plc ADRhedged™
Silicon Motion Technology Corp. ADRhedged™
Sony Group Corp. ADRhedged™

EXECUTION

STMicroelectronics NV ADRhedged™
Taiwan Semiconductor Manufacturing Co. Ltd. ADRhedged™
Unilever PLC ADRhedged™
United Microelectronics Corp. ADRhedged™